 ARTICLES OF INCORPORATION     UNITED STATES OF AMERICA

          OF                      STATE OF LOUISIANA

       MERCURY, INC.             PARISH OF CALCASIEU



     BE IT KNOWN: That on this 3rd day of March, 1967, before me Arthur J. Planchard, a Notary Public, duly commissioned and qualified in and for the Parish of Calcasieu, State of Louisiana, and In the presence of the witnesses hereinafter named and undersigned, personally appeared WILLIAM L. HENNING, DWIGHT C. SPATES, and JOHN T. HENNING, residents of Calcasieu Parish Louisiana, all of the full age of majority, who declared that, availing themselves of the laws, of the State of Louisiana governing the creation and formation of corporations, they have contracted and agreed and by these presents do contract and agree and bind themselves as well as other persons as may hereafter become associated with them, to form and constitute a corporation for the objects end purposes hereinafter set forth under the following articles and stipulations, to-wit:

                             ARTICLE I - NAME

                 The name or this corporation is MERCURY, INC.

                             ARTICLE II - PURPOSES

     To acquire by purchase, lease or otherwise, construct, maintain, lease and operate telephone exchange systems, public and private telephone and telegraph lines, to receive and transmit intelligence by electricity for all purposes, including methods how used, or may be used, and generally to carry on a communication business within and without the state.

     (a) To construct, own, operate and maintain lines, cables, wires, towers, radio equipment, and all other kind, of equipment and supplies required in order to transmit television video and audio signal and programs.

     (b) To buy, sell, lease, acquire or own and to alienate real estate and movable property.

     (c) To borrow money, issue notes and other evidence of indebtedness and to mortgage any property, both real and personal, which may be owned by this corporation.

     (d) And generally to do any and all things necessary and proper that may be required in order to engage in the business of transmitting video and audio television signals and programs and the transmitting and receiving of intelligence.

                        ARTICLE III - TERM OF EXISTENCE

     The term for which this corporation is to exist is ninety-nine (99) years from the date hereof.

                         ARTICLE IV - REGISTERED OFFICE

     The location and post office address or the registered office or this corporation shall be 101 East Thomas Street, Sulphur, Louisiana.

                         ARTICLE V - REGISTERED AGENTS

     The full names and addresses of the registered agents are as follows:

     Arthur J. Planchard         William L. Henning
     101 East Thomas Street      101 East Thomas Street
     Sulphur, Louisiana          Sulphur, Louisiana

                         ARTICLE VI - AUTHORIZED SHARES

     The total authorized number of shares is Two Thousand (2,000) shares of a par value, of FIFTY AND NO/100 ($50.00) DOLLARS each.

                         ARTICLE VII - PAID-IN CAPITAL

     The amount of paid-in capital with which the corporation shall begin business is ONE THOUSAND AND NO/100 ($1,000.00) DOLLARS, which has been paid in cash.
                            ARTICLE VII - DIRECTORS

     (a) Unless and until otherwise provided in the by-laws, all of the corporate power of this corporation shall be vested in and the business and affairs of the corporation shall be managed by a board of not less than three (3) directors or more than five (5) directors,

     (b) The names of the first directors and their post office address are as follows:

     William L. Henning - 101 East Thomas Street
                          Sulphur, Louisiana
     Dwight C. Spates   - 322 Tamarack Street
                          Sulphur, Louisiana
     John T. Henning    - 114 East Elizabeth Street
                          Sulphur, Louisiana

    (c) The Board of Directors shall have, authority to make and alter by-laws, including the right to make or altar by-laws, fixing their qualifications, classification or terms of office, or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.

    The directors shall be elected annually and directors above named shall hold office until the next annual meeting or until their successors have been duly elected end qualified.

    Any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director, filed with the secretary.

    (d) The first officers of the corporation are named as follows:

    William L. Henning, President
    Dwight C. Spates, Vice President
    John T, Henning, Secretary - Treasurer

                           ARTICLE IX - INCORPORATORS

    The names and post office addresses of the incorporators and a statement of the number of shares subscribed by each are as follows:

     (1)  William L. Henning, 101 East Thomas Street,
          Sulphur, Louisiana; Fourteen
          (14) Shares,

     (2)  Dwight C Spates, 322 Tamarack Street,
          Sulphur, Louisiana; Five (5) Shares,

     (3)  John T. Henning, 114 Elizabeth Street
          Sulphur, Louisiana; One (1) Share.

                       ARTICLE X - STOCKHOLDERS LIABILITY

     No stockholder shall ever be liable for the contracts or faults of the corporation in any further sum than the unpaid balance due on the shares of stock subscribed by him; nor shall any informality in organization have the effect of rendering this charter null or of exposing a stockholder to any liability beyond the amount due on his subscription for stock.

                          ARTICLES XI - ANNUAL MEETING

     That annual meeting of the shareholders of this corporation for the election of directors and for such other matters as may properly come before the meeting shall be held on the fourth Monday of January of each year, beginning the 22nd day of January, 1968.

                        ARTICLE XII - RIGHT TO PURCHASE
                             ND REDEEM SHARES

     The corporation may purchase and/or redeem its own shares in the manner and under the conditions provided in Sections 23 and 45 of the Business Corporation Law (R.S,12:23 and 12:45), such shares so purchased shall be considered treasury shares and may be re-issued and disposed of as authorized by law, or may be cancelled and the capital stock reduced, as the board of directors may from time to time determine.

                       ARTICLE XIII - COMPRISE AGREEMENT

     This corporation shall have the benefit of the provisions of Section 63 of the Business Corporation Law (R-S, 12:63).

                          ARTICLE XIV - WASTING ASSETS

     If at any time this corporation should own wasting assets intended for sale in the ordinary cause of business or shall own property having limited life, it may pay dividends from the net profit arising from such assets without deductions from depreciation and depletion of the assets thereby sustained.

    THUS DONE AND SIGNED: at my office in the State, Parish, and City aforesaid on the day, month, and year hereinabove set forth, in the presence of the undersigned competent witnesses anal me, Notary Public, after due reading of the whole. WITNESSES:


/s/  Betsy Ana Jacobson                           /s/  William L. Henning
----------------------------                      ----------------------------
Betsy Ana Jacobson                                William L. Henning



/s/ Sandra Britnell                               /s/  Dwight C. Spates
----------------------------                      ----------------------------
Sandra Britnell                                   Dright C. Spates



                                                  /s/ John T. Henning
                                                  ----------------------------
                                                  John T. Henning



                           /s/  Arthur J. Planchard
                           --------------------------
                           Arthur J. Planchard

             STATE OP LOUISIANA:      FOURTEENTH JUDICIAL DISTRICT:
             PARISH OF CALCASIEU:     OFFICE OF THE CLERIC OF COURT:

    I HEREBY CERTIFY, that the foregoing is a true and correct copy of the original Articles of Incorporation of

                              MERCURY, INC.
filed for record in this office on March 3, 1967 at 3:42 o'clock P.M., and bearing File No. 1053072.

       IN TESTIMONY WHEREOF, witness my official signature and seal of office at Lake Charles, Louisiana, on this the 3rd day of March A.D.,1967.


                                        /s/ Lena Viglia
                                        ---------------------------
                                        Deputy Clerk of Court

                         ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION
                               OF MERCURY, INC.

     On January 23, 1973, the shareholders of Mercury. Inc., a Louisiana Corporation amended ARTICLE II of it Articles of Incorporation by adding Paragraphs (e) and (f) to Article II, to read as follows:

     (e) To engage in farming, ranching and other related business in connection therewith.

     (f) To engage in any lawful activity for which corporations may he formed under the Business Corporation Law of Louisiana.

     Common Shares is the only series of stock outstanding and there are 100 shares outstanding.

     At the annual meeting of shareholders held, after due notice of said meeting was given to each shareholder and further notice given of the proposed amendment to be voted on, 96 of the 100 shares were represented at the meeting, and 96 shares voted for the above amendment. There were no votes against the amendment.


                                        MERCURY, INC.

                                        By: /s/ Dwight C. Spates
                                           ---------------------------
                                           Dwight C. Spates, President

                                        By: /s/ H.F. Chambles
                                           ---------------------------
                                           H.F. Chambles, Secretary



STATE OF LOUISIANA
PARISH OF CALCASIEU

    On February 4, 1974, before me personally appeared DWIGHT C. SPATES, to me personally known, who, being by me duly sworn, did say that he is the president of MERCURY, INC., and that the above instrument was signed by him and H. F. Chamblee, Secretary, In behalf of said corporation by authority of its shareholders; that said authority is in full force and effect, there being no change since its adoption, and DWIGHT C, SPATES acknowledged said instrument to be the free act and dead of said Corporation.

                                        /s/ Signature Illegible
                                        ---------------------------

STATE OF LOUISIANA

PARISH OF CALCASIEU


THIS AGREEMENT AND PLAN OR MERGER dated December 22, 1992, made by and between Mercury, Inc. and a majority of the directors thereof parties of the first part, and Mercury Message, Inc., and a majority of the directors thereof, parties of the second part, said two corporations being hereinafter sometimes referred to as Survivor lad Absorbed, respectively, or together as the Constituent Corporations, WITNESSETH THAT:


         WHEREAS, Survivor is a corporation organized and existing under the laws of the State of Louisiana with its principal office in the State of Louisiana, being located at 101 E. Thomas Street, Sulphur, Louisiana, and the name of its Registered Agent at such office is William L. Henning; and


         WHEREAS, Survivor has a capitalization consisting of Two Thousand (2,000) authorized shares of Common Stock with par value of $50.00 of which two hundred (200) shares are issued and outstanding; and


         WHEREAS, Absorbed is a corporation organized and existing under the laws of the State of Louisiana with its principal office In the State of Louisiana being located at One Lakeside Plaza and the name of its Registered Agent at such office is Thomas G. Henning; and

         WHEREAS, Absorbed his an authorized capitalization of Forty Thousand (40,000) shares of Common Stock, non par, and Thirty Thousand (30,000) shares of preferred stock at par value of $100.00 each, of which Ten (10) shares of common stock are issued and outstanding. There is no preferred stock outstanding.


         WHEREAS, the respective Boards of Directors of the Constituent Companies have determined that it is advisable that Absorbed be merged into Survivor, on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the laws of the State of Louisiana, which laws permit such merger.

       NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions hereinafter contained, the parties hereto agree that Absorbed be merged into Survivor, and that the terms and conditions of such merger, the mode of carrying the same into effect, and the manner and basis of converting the shares of Absorbed into shares of Survivor shall be as follows:

   Section 1. Absorbed and Survivor shall be merged Into a single corporation, in accordance with the applicable provisions of the laws of the State of Louisiana by Absorbed merging into Survivor, which shall be the surviving corporation. The separate existence of Absorbed shall cease and the existence of Survivor shall continue unaffected and unimpaired by the merger with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities of a corporation organized under the Business Corporation Law of the State of Louisiana.

   Section 2.

        a. The Articles of Incorporation of Survivor shall continue to be its Articles of Incorporation following the effective date of the merger, until the same shall be altered or amended.

        b. The Bylaws of Survivor shall be and remain the Bylaws of Survivor until altered, amended or repealed.


        c. The directors and officers of Survivor in office on the effective date of the merger shall continue in office end shall constitute the directors and officers of Survivor for the term elected until their respective successors shall be elected or appointed and qualified.

   Section 3. On the effective date of the merger;

        a. Survivor shall possess all the rights, privileges, immunities, powers and franchises as well of a public as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, including all trademarks, trademark registrations and applications for registration of trademark, together with the goodwill of the business in connection with which said marks are used, and all debts due on whatever account, and all other causes in action and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be deemed to be transferred to and vested in Survivor without further act or deed, and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be In any way impaired by reason of the merger.

        b. Survivor shall be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or Survivor may be substituted in its place and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger. Survivor shall execute and deliver any and all documents which may be required for it to assume or otherwise comply with outstanding obligations of Absorbed.

Section 4. The manner and basis of converting the shares of stock of each of the Constituent Corporations into shares of stock of Survivor are as follows:

        a. The shares of Common Stock of Survivor, issued on the effective date of the merger shall not be converted or exchanged as a result of the merger, but upon said date, all shares of Common Stock of Survivor theretofore authorized (whether issued or unissued) shall be and be deemed to be shares of Common Stock, respectively, of Survivor, and all such shares of Stock of Survivor outstanding on the effective date of the merger (including shares held in the Treasury of Survivor) shall remain outstanding, shall be and be deemed fully paid and nonassessable and shall retain rights to accrued and unpaid dividends. If any.

        b. All shares of Common Stock of Absorbed issued and outstanding on the effective date of the merger and all rights in respect thereof, shall, on said date, be converted into and exchanged for Thirty Nine (39) shares of presently authorized and unissued Common Stock of Survivor.

        c. As soon as practicable after the effective date of the merger, each holder of an outstanding certificate or certificates theretofore representing shares of Common Stock of Absorbed shall surrender the same to Survivor, and such holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of whole and fractional shares of Common Stock of Survivor into which the shares of Common Stock of Absorbed theretofore represented by the surrendered certificate or certificates shall have been converted as aforesaid. Until so surrendered for exchange, each outstanding certificate which, prior to the effective date of the merger, represented shares of Common Stock of Absorbed shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of Common Stock of Survivor which the holder of the certificate for shares of Common Stock of Absorbed would be entitled to receive upon surrender thereof for exchange as aforesaid,

        d. All shares of Common Stock of survivor into which shares of Common Stock of Absorbed are converted shall be fully paid and nonassessable.

Section 5. Survivor shall pay all expenses of accomplishing the merger.

Section 6. If at any time Survivor shall consider or be advised that any further assignment or assurances in law are necessary or desirable to vest or to perfect or confirm of record in Survivor the title to any property or rights of Absorbed, or to otherwise carry out previsions hereof, the proper officers and directors of Absorbed as of the effective date of the merger shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in Survivor.

Section 7. Each of the Constituent Corporations shall take or cause to be taken, all actions or do or cause to be done, all things necessary, proper or advisable under the laws of the State of Louisiana to consummate and make effective the merger, subject, however, to the appropriate vote or consent of the shareholders of each of the Constituent Corporations in accordance with the requirements of the applicable provisions of the laws of the State of Louisiana.

Section 8. The effective date of the merger shall be at the close of business on June 30, 1993, provided that upon such date, all acts and things shall have been done as shall be required for accomplishing the merger under the applicable provisions of the laws of the State of Louisiana.

Section 9. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be abandoned by actions of the Board of Directors of either Survivor or Absorbed at any time prior to the effective date of the merger, whether before or after submission to their respective shareholders, upon the happening of the following events;

       a. If the merger fails to obtain the consent of 80% of the shareholders of Survivor or of shareholders of Absorbed by December 22, 1992.

       b. Failure to obtain Federal Communications Commission approval of the Merger.

       c. Failure to obtain Nevada Public Service Commission approval of the Merger.

Section 10. Survivor and Absorbed represent and warrant to each other that between the date hereof and the time when the merger becomes effective they will not enter into any employment contracts, grant any stock options or issue any stock or securities, or declare or pay any dividends in stock or cash or make any other distribution on or with respect to their outstanding stock.

      IN WITNESS WHEREOF, the corporate parties hereto, pursuant to authority given by their respective Boards of Directors, have caused this Agreement and Plan of Merger to be entered into and signed by their respective directors, or a majority of them, and in their respective corporate names by their respective Presidents or Vice-Presidents, and to be attested by their respective Secretaries or Assistant Secretaries, all as of the date and year first above written, and signed by all directors of the companies.


                                              MERCURY, INC.
ATTEST:



/s/ LENA B. HENNING                           /s/ WILLIAM L. HENNING, JR.
   -------------------------------               -------------------------------
    Lena B. Henning                               William L. Henning, Jr.
    Secretary                                     President and Director


                                              /s/ WILLIAM L. HENNING, SR.
                                                 -------------------------------
                                                  William L. Henning, Sr.
                                                  Vice President and Director


                                              /s/ JOHN A. HENNING
                                                 -------------------------------
                                                  John A. Henning
                                                  Vice President and Director


                                              /s/ JAMES R. DONOVAN
                                                 -------------------------------
                                                  James R. Donovan
                                                  Vice President and Director


                                              /s/ LENA B. HENNING
                                                 -------------------------------
                                                  Lena B. Henning
                                                  Director


                                              MERCURY MESSAGE, INC.

ATTEST:

/s/ THOMAS G. HENNING                         /s/ WILLIAM L. HENNING, JR.
   -------------------------------               -------------------------------
    Thomas G. Henning                             William L. Henning, Sr.
    Secretary                                     President and Director


                                              /s/ JOHN A. HENNING
                                                 -------------------------------
                                                  John A. Henning
                                                  Vice President and Director


                                              /s/ THOMAS G. HENNING
                                                 -------------------------------
                                                  Thomas G. Henning
                                                  Director

                     CERTIFICATE ATTESTING TO SHAREHOLDERS'
                          APPROVAL OF MERGER AGREEMENT

    I, Lea B. Henning, Secretary of Mercury, Inc., a corporation organized and existing under the laws of the State of Louisiana, do hereby certify as the Secretary of the meeting of shareholders referred to below that the Agreement to which this certificate is attached, after having been duly approved by resolution of the Board of Directors of said corporation, and by resolution of the Board of Directors of Mercury Message, Inc., a Louisiana Corporation, the other corporate party, was then duly submitted to the shareholders of Mercury, Inc. at a special meeting of said shareholders called and held for the purpose of considering and adopting or rejecting said Agreement, and held upon due notice given to all shareholders of said corporation, whether or not entitled to vote, on the 22nd day of December, 1992, and that at said meeting said Agreement was adopted by the affirmative vote of 100% of the stock, of all classes, entitled to vote; whereupon said Agreement was declared adopted as the act of said corporation.

    Since the adoption thereof, the Federal Communications Commission and Nevada Public Service Commission have approved the merger.

    Sworn to before me this 29th day of June, 1993.

                                        /s/ Lena B. Henning
                                        ---------------------------
                                        Lena B. Henning, Secretary


                                        /s/ Charles Broussard
                                        ---------------------------
                                        Notary Public

                     CERTIFICATE ATTESTING TO SHAREHOLDERS'
                          APPROVAL OF MERGER AGREEMENT

    I, Thomas G. Henning, Secretary of Mercury Message, Inc., a corporation organized and existing under the laws of the State of Louisiana do hereby certify as the Secretary of the meeting of shareholders referred to below that the Agreement to which this certificate is attached, after having been duly approved by resolution of the Board of Directors of said corporation, and by resolution of the Board of Directors of Mercury, Inc., a Louisiana Corporation, the other corporate party, was then duly submitted to the shareholders of Mercury Message, Inc. at a special meeting of said shareholders called and held for the purpose of considering and adopting or rejecting said Agreement, and held upon due notice given to all shareholders of said corporation, whether or not entitled to vote, on the 22nd day of December, 1992, and that at said meeting said Agreement was adopted by the affirmative vote of 100% of the stock, of all classes, entitled to vote; whereupon said Agreement was declared adopted as the act of said corporation.

    Since the adoption thereof, the Federal Communications Commission and Nevada Public Service Commission have approved the merger.

    Sworn to before me this 29th day of June, 1993.

                                        /s/ Thomas G. Henning
                                        ---------------------------
                                        Thomas G. Henning, Secretary


                                        /s/ Charles Broussard
                                        ---------------------------
                                        Notary Public

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                 MERCURY, INC.

    Mercury, Inc. (the "Corporation"), through its undersigned President and Secretary, hereby certifies that:

1. On October 11, 1996, at a Special Meeting of Shareholders, notice of which was duly given and contained a copy of the amendments to be voted upon, and at which Special Meeting 220 shares out of a total of 220 outstanding shares of common stock, said class being the only class or series of capital stock outstanding, were represented, the shareholders of the Corporation by the vote of shareholders holding 220 shares, or 100% of the voting power present and 100% of the total voting power, (a) adopted, pursuant to the Corporation's Articles of Incorporation and Section 31 of the Louisiana Business Corporation Law (the "LBCL"), the following amendments to the Articles of Incorporation to (i) provide for mandatory indemnification of officers and directors of the Corporation and permissive indemnification of employees and agents of the Corporation and (ii) limit the personal liability of officers and directors of the Corporation and (b) authorized the delivery of these Articles of Amendment to the Secretary of State for filing pursuant to Section 32B of the LBCL.

2. The Articles of Incorporation of the Corporation shall be and are amended to add a new Article XV to read in its entirety as follows:


                                   ARTICLE XV
                                INDEMNIFICATION

     A. This corporation will, to the full extent provided by law, indemnify and advance expenses to any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, or investigative, including any action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, and may, to the full extent provided by law, indemnify and pay expenses to any person who was or is a party or is threatened to be made a party to any such action, suit, or proceeding, by reason of the fact that he or she was an agent or employee of the corporation.

     B. The Board of Directors may cause this corporation (i) to enter into contracts providing for indemnification of directors and officers and other persons (including, without limitation, directors and officer of this corporation's direct and indirect subsidiaries) to the full extent provided by law, and (ii) to exercise the powers set forth in Section 83(F) of the Louisiana Business Corporation Law, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of the exercise of such powers.

     C. The Board of Directors may cause this corporation to approve for its direct and indirect subsidiaries indemnification provisions comparable to the foregoing, notwithstanding that some or all of the directors of this corporation are also directors or offices of such subsidiaries

     D. Any amendment or repeal of this Article shall not adversely affect any right to indemnification under this Article with respect to any action or inaction occurring before the time of such amendment or repeal.

3. The Articles of Incorporation of the corporation shall be and are further amended to add a new Article XVI to read in its entirety follows;


                                  ARTICLE XVI
                            LIMITATION OF LIABILITY

     A. No officer or member of the Board of Directors of this corporation will have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provision shall not eliminate or limit the liability of an officer or director for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) act, or omissions not in good faith or that involve misconduct or a knowing violation of law, (iii) liability for the payment of unlawful distributions of the corporation's assets to, or redemption or repurchase of the corporation's shares from, shareholders of the corporation, under and to the extent provided in Section 92(D) of the Louisiana Business Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

     B. The Board of Directors, may cause this corporation to enter into contracts with its officers and directors providing for the limitation of liability set forth in this Article to the full extent provided by law.

     C. The Board of Directors may cause this corporation to approve for its direct and indirect subsidiaries limitation of liability provisions comparable to the foregoing notwithstanding that some or all of the directors of the corporation are also directors or officers of such subsidiaries.

     D. Any amendment or repeal of this Article shall not adversely affect any light to limitation of liability under this Article with respect to any action or inaction occurring before the time of such amendment or repeal.

4. Except as amended by these Articles of Amendment, the Articles of Incorporation of the Corporation shall remain in full force and effect.

     IN WITNESS WHEREOF, Mercury, Inc. acting through the undersigned President and Secretary, hereunto duly authorized by shareholders does execute these Articles of Amendment on October 11, 1996 at Lake Charles, Louisiana.

                                 MERCURY, INC.


                                                By: /s/ WILLIAM L. HENNING, JR.
                                                   -----------------------------
                                                        William L. Henning, Jr.
                                                        President


                                                By: /s/ THOMAS G. HENNING
                                                   -----------------------------
                                                        Thomas G. Henning
                                                        Secretary

                    ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU



     BEFORE ME, the undersigned authority personally came and appeared William
L. Henning Jr. and Thomas G. Henning to me known to be the persons who signed the foregoing instrument as President and Secretary, respectively, of Mercury, Inc. and who having been duly sworn, acknowledge and declared, in the presence of the witnesses whose names are subscribed below, that they signed that instrument as their free act and deed for the purposes mentioned therein.

     IN WITNESS WHEREOF, the appeared and witnesses and I have signed below on this 11th day of October, 1996.

WITNESSES:


/s/ Aimee Hoffpauir                     /s/ William L. Henning, Jr.
--------------------------              -----------------------------
                                        William L. Henning, Jr.

/s/ Carolyn Nunez
--------------------------


/s/ Shelia King                         /s/ Thomas G. Henning
--------------------------              -----------------------------
                                        Thomas G. Henning, Secretary


/s/ Amy Durkin
--------------------------


/s/ Marty J. Meche
--------------------------
(Signature)


/s/ Marty J. Meche
--------------------------
(Print Name)


                                 NOTARY PUBLIC

My Commission expires at death.
              -----------------

                           JOINT AGREEMENT OF MERGER
                                       OF
                             CAMERON COMMUNICATIONS
                                  CORPORATION
                                 WITH AND INTO
                                 MERCURY, INC.

     This Joint Agreement of Merger (this "Joint Agreement") is dated as of the 19th day of September, 1996, between Cameron Communications Corporation, a Louisiana corporation ("Cameron"), and Mercury, Inc., a Louisiana, corporation ("Mercury"), and is entered into pursuant to the provisions of Sections 111 et seq. of the Louisiana Business Corporation Law ("LBCL").

     WHEREAS, the respective Boards of Directors of Mercury and Cameron (collectively, the "Merging Corporations") deem it advisable that Cameron be merged with and into Mercury (the "Merger"), as provided in this Joint Agreement; and

     WHEREAS, the respective Boards of Directors of the Merging Corporations wish to enter into this Joint Agreement and submit it to the shareholders of Mercury and to the shareholders of Cameron for approval in the manner required by law and, subject to such approval and to such other approvals as may be required, to effect the Merger, all in accordance with the provisions of this Joint Agreement.

     NOW THEREFORE, in consideration of the mutual benefits to be derived from this Joint Agreement and the Merger, the parties hereto agree as follows:

                                 1. THE MERGER

     In accordance with the applicable provisions of the LBCL, Cameron shall be merged with and into Mercury; the separate existence of Cameron shall cease; and Mercury shall be the corporation surviving the Merger (the "Surviving Corporation").

                        2. EFFECTIVENESS OF THE MERGER

     2.1 Effective Time of the Merger. The Merger shall become effective at the time at which this Joint Agreement, having been executed and acknowledged in the manner required by law, is filed in the office of the Secretary of State of Louisiana. The date and time at which the Merger becomes effective are herein referred to as the "Effective Time".

     2.2 Effect of the Merger. At the Effective Time, (i) the separate existence of Cameron shall cease and Cameron shall be merged with and into Mercury; (ii) Mercury shall continue to possess all of the rights, privileges and franchises possessed by it and shall, at the Effective time, become vested with and possess all rights, privileges and franchises possessed by Cameron;
(iii) Mercury shall be responsible for all of the liabilities and obligations of Cameron in the same manner as if Mercury had itself incurred such liabilities or obligations, and the Merger shall not affect or

Merger will not of itself cause a change, alteration or amendment to the Articles of Incorporation or the By-Laws of Mercury except as otherwise provided in, Section 2.3; (v) the Merger will not of itself affect the tenure in office of any officer or director of Mercury and no such person will succeed to such positions solely by virtue of the Merger and (vi) the Merger shall, from and after tire Effective Time, have all the effects provided by applicable Louisiana law.

     2.3  Amendment In Articles of Incorporation. At the Effective
Time the Articles of Incorporation of Mercury shall be amended by adding to
Article VI thereof the following sentence:

           "The Corporation shall when applicable issue and transfer fractional shares, which shall in each case be calculated to the nearest one millionth of a share (that is, to the sixth decimal place); and the holder of a certificate that represents or includes a fractional share shall have all rights of a shareholder with respect thereto, including (without limitation) voting rights."

     2.4 Additional Actions. If, at soy time after the Effective Time, Mercury shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in Mercury, title to or the possession of any property or right of Cameron acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Joint Agreement, Cameron and its proper officers and directors shall be deemed to have granted to Mercury an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Mercury and otherwise to carry out the purposes of this Joint Agreement; and the proper officers and directors of Mercury are fully authorized in the name of Cameron to take any and all such action.


             3. METHOD OF CARRYING MERGER INTO EFFECT

     This Joint Agreement shall be submitted to the shareholders of Mercury and to the shareholders of Cameron for their respective approvals. If such approvals are given, then the fact of such approval shall be certified hereon by the Secretary of Mercury and by the Secretary of Cameron. This Joint Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Vice President of each of the Merging Corporations. As soon as may be practicable thereafter, this Joint Agreement, so certified, signed and acknowledged, shall be delivered to the Secretary of State of Louisiana for filing in the manner required by law and shall be effective at the Effective Time; and thereafter, as soon as practicable, a copy of the Certificate of Merger issued by the Secretary of State of Louisiana, and certified by him to be a true copy, shall be filed for record in the Office of the Recorder of Mortgages of the parishes in which the Merging Corporations have their respective registered offices and in the Office of the Recorder of Conveyances of each parish in which Cameron owns immovable properly.

                    4. CONVERSION OF SHARES

     4.1 Conversion of Mercury Shares; Fractional Shares. Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the LBCL, at the Effective Time, by reason of the Merger, each issued and outstanding share of the Common Stock, no per value, of Cameron (Cameron Common Stock") shall be converted into the right to receive from Mercury two and one hundred ninety two thousand one hundred eight one-millionths (2.192108) shares of the Common Stock, per value $50.00 per share, of Mercury ("Mercury Common Stock") (the "Merger Consideration"). Shares of Cameron Common Stock that are held by Cameron shall not be considered to be outstanding and shall be canceled (and not converted) by virtue of the Merger at the Effective Time. In exchanging Mercury Common Stock for Cameron Common Stock, Mercury shall issue fractional shares when applicable, which shares shall be issued to the nearest one millionth of a share (that is, to the sixth decimal place).

     4.2 Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Cameron Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of tire
LBCL), upon surrender thereof to Mercury, shall be entitled to receive the Merger Consideration into which such shares have been converted as provided in
Section 4.1. Until so surrendered, each outstanding certificate shall be deemed for all purposes to represent only a right to receive the Merger Consideration. Whether or not a stock certificate representing Cameron Common Stock is surrendered, from and after the Effective Time such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or interest in Cameron or any person, firm or corporation other than the Merger Consideration.

     4.3 Lost Certificates. If any shareholder cannot locate his certificates) representing shares of Cameron Common Stock, a new certificate will be issued by Cameron to replace the lost certificate(s) upon execution by the shareholder of an affidavit certifying that his certificate(s) cannot be located.

     4.4 Shares of Mercury. The shares of capital stock of Mercury outstanding immediately prior to the Effective Time shall not be changed or converted by virtue of the Merger,

     4.5 Certificate Legends. Certificates representing shares of Mercury Common Stock issued as Merger Consideration shall contain the legends required by the "Plan" (as defined in Section 5.1).

     4.6 Adjustments. The Merger Consideration may be adjusted in accordance with the adjustment provisions of Section 7 of the Plan.


                        5. MISCELLANEOUS

     5.1 Termination. Prior to the Effective Time this Joint Agreement may be terminated, and the Merger abandoned, as set forth in the related Agreement and Plan of Reorganization among

Mercury, Cameron and others (the "Plan"), a copy of which may be inspected at tire registered office of the Surviving Corporation in the State of Louisiana.

    5.2 Headings. The descriptive headings of the sections of this Joint Agreement are inserted for convenience only and do not constitute a part hereof for any other purpose.

    5.3 Modifications. Amendments and Waivers. At any time prior to the Effective Time (notwithstanding any shareholder approval that may have already been given), the parties hereto may, to the extent permitted by the LBCL, modify, amend or supplement any term or provision of this Joint Agreement.

    5.4 Governing Law. This Joint Agreement shall be governed by the laws of the State of Louisiana (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

     IN WITNESS WHEREOF, this Joint Agreement has been executed by a majority of the directors of each of the Merging Corporations, as of the day and year first above written.
                           FOR THE BOARD OF DIRECTORS
                                OF MERCURY, INC.





                           FOR THE BOARD OF DIRECTORS
                     OF CAMERON COMMUNICATIONS CORPORATION


/s/ William L. Henning, Jr.                       /s/ John A. Henning
----------------------------------                -----------------------------
William L Henning, Jr.                            John A. Henning



                       /s/ Thomas G. Henning
                      ----------------------------------
                      Thomas G. Henning


/s/ Shelly Hoffman                             /s/ William L. Henning, Jr.
----------------------------------             ---------------------------------
Shelly Hoffman                                 William L. Henning, Jr.


/s/ William L. Henning, Jr.                    /s/ John A. Henning
----------------------------------             ---------------------------------
William L. Henning, Jr.                        John A. Henning



/s/ Lena B. Henning                            /s/ Thomas G. Henning
----------------------------------             ---------------------------------
Lena B. Henning                                Thomas G. Henning

                          CERTIFICATE OF SECRETARY OF
                                 MERCURY, INC.


     I hereby certify that I am the duly elected Secretary of Mercury, Inc., a Louisiana corporation, presently serving in such capacity and that the foregoing Agreement was duly approved, without alteration or amendment, by the shareholders of Mercury, Inc. in the manner required by the Louisiana Business Corporation Law.

Certificate dated October 31, 1996.



                                               /s/ Thomas G. Henning
                                               -------------------------------
                                               Thomas G. Henning, Secretary



                        CERTIFICATE OF SECRETARY OF
                  CAMERON COMMUNICATIONS CORPORATION

    I hereby certify that I am the duly elected Secretary of Cameron Communications Corporation, a Louisiana corporation, presently serving in such capacity and that the foregoing Agreement was duly approved, without alteration or amendment, by the shareholders of Cameron Communications Corporation in the manner required by the Louisiana Business Corporation Law.

Certificate dated October 31, 1996.




                                               /s/ Lena B. Henning
                                               -------------------------------
                                               Lena B. Henning, Secretary

                           EXECUTION BY CORPORATIONS

    Considering the approval of this Agreement by the respective shareholders of Mercury, Inc. and Cameron Communications Corporation, as certified above, this Agreement is executed by such corporations acting through their respective Presidents, this 31st day of October, 1996.


                                   MERCURY, INC.



                              By: /s/ William L. Henning, Jr.
                                 -----------------------------------
                                 William L. Henning, Jr., President




Attest:


By: /s/ Thomas G. Henning
   -----------------------------------
   Thomas G. Henning, Secretary




                                   CAMERON COMMUNICATIONS
                                   CORPORATION



                              By: /s/ William L. Henning, Jr.
                                 -----------------------------------
                                 William L. Henning, Jr., President


Attest:


By: /s/ Lena B. Henning
   -----------------------------------
   Lena B. Henning, Secretary

ACKNOWLEDGMENT AS TO
MERCURY, INC.


   STATE OF LOUISIANA
   PARISH OF CALCASIEU


    BEFORE, ME, the undersigned authority, personally came and appeared William
L. Henning, Jr, who, being duly sworn, declared and acknowledged before me that he is the President of Mercury, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act acid deed.



                                             /s/ William L. Henning, Jr.
                                             -------------------------------
                                             William L. Henning, Jr., Appearer



Sworn to and subscribed before me
this 31st day of October, 1996.


/s/ Marty J. Meche
-------------------------------
Marty J. Meche
Notary Public

ACKNOWLEDGMENT AS TO
CAMERON COMMUNICATIONS CORPORATION


STATE OF LOUISIANA

PARISH OP CALCASIEU



     BEFORE ME, the undersigned authority, personally came and appeared William T,. Henning, Jr. who, being duly sworn, declared and acknowledged before me that he is the President of Cameron Communications Corporation and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.



                                          /s/ William L. Henning
                                          ------------------------------------
                                          William L. Henning, Jr., Appearer



Sworn to and subscribed before me
this 31st day of October, 1996.


/s/ Marty J. Meche
--------------------------------
Marty J. Meche
Notary Public

                          ARTICLES OF AMENDMENT TO TIE
                          ARTICLES OF INCORPORATION OF
                                 MERCURY, INC.


(CHANGING THE CORPORATION NAME TO US UNWIRED INC.)


     Mercury, Inc. (the "Corporation"), through its undersigned President and Secretary, hereby certifies that:


1. On January 16, 1997, at a Meeting of Shareholders, notice of which was duly given and contained a copy of the amendment to be voted upon, and at which Meeting 675.958460 shares out a total of 675,958460 outstanding shares of common stock, said class being the only class or series of capital stock outstanding were represented, the shareholders of the Corporation by the vote of shareholders holding 675.951460 shares, or 100% of the voting power present and 100% of the total voting power, adopted, pursuant to the Corporation's Articles of Incorporation and Section 31 of the Louisiana Business Corporation Law (the "LBCL"), amendments to the Articles of Incorporation, as previously amended.

2. The amendments so adopted reclassify the capital stock of the Corporation by (a) creating a new class of common stock known as Class A Common Stock, par value 5.0 per share, of which 100000,000 shares are authorized, (b) creating a new class of common stock known as Class B Common Stock, par value $01 per share, of which 60,000,000 shares are authorized (c) converting the outstanding shares of common stock, par value $50 per share ("Old Common Stock"), of the Corporation into shares of the new Class B Common Stock at the rate of 16,643,034544 shares of Class B Common Stock for each full share of Old Common Stock and a proportionate number of shares of Class B Common Stock for each fractional share of Old Common Stock; and (d) creating a new class of preferred stock having no par value, of which 40,000,000 shares are authorized any may be issued from time to time in one or wore series, and authorizing the Board of Directors to amend the Articles of Incorporation to fix (and thereafter to amend) the preferences, limitations and relative rights of any series of preferred stock, and to establish, and fix variations in relative rights as between or among, series of preferred stock.

3 The recitals required by Section 54 of the Louisiana Business Corporation Law arc contained in 2 above, and Articles 111 and IV of the amended Articles of Incorporation as set forth below,

4. By virtue of the amendments adopted as aforesaid, the Articles of Incorporation of the Corporation shall be and are amended to read in their entirety as follows:

                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                                 US UNWIRED INC

                                   Article I

                                 Name; Duration

     The name of the Corporation is:

                              US Unwired Inc.

Its duration is perpetual.

                                  Article II
                                    Purpose

     The purpose of the Corporation is to engage in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Law ("LBCL").

                                  Article III
                         Capital Stock: General Provisions

     A. Authorized Stock. The Corporation has the authority to issue two hundred million shares of capital stock, of which one hundred million are shares of Class A Common Stock, par value $.O1 per share, sixty million are shares of Class B Common Stock, par value $01 per share, and forty million are shares of preferred stock having no par value.

     B. Common Stock. Except as otherwise expressly provided in these Articles or as may be required by the LBCL notwithstanding the provisions of these Articles, the Class A Common Stock and Class B Common Stock have equivalent rights.

     C. Preferred Stock. The preferred stock may be issued from time to time in one or more series. The Board of Directors has authority to amend the Articles from time to time to fix the preferences, limitations and relative rights of any series of preferred stock, and to establish, and fix variations in relative rights as between or among, series of preferred stock. The preferences, limitations, and relative rights so established may be amended from time to time by the Board of Directors, subject only to any approval of the holders of any series of preferred stock that may be required by these Articles or by the LBCL notwithstanding the provisions of these

Articles.

     D.   Voting Rights.

          (1) Preferred stock shall have such voting rights as are required by the L13CL and such as may be conferred by these Articles.

          (2) Except as otherwise provided by these Articles or as may be required by the LBCL notwithstanding the provisions of these Articles, the Class A Common Stock and Class B Common Stock shall vote together as a single class in the election of Directors and with respect to any other matter for which shareholder action or approval is required by these Articles or by the LBCL notwithstanding the provisions of these Articles, even if action or approval of the Class A or Class B Common Stock voting on such matter as a separate class is also required. Whether voting together as a single class or voting by class, as the case may be, the Class A Common Stock shall have one vote per share, and the Class B Common Stock shall have ten votes per share.

     E. Issuance of Class B. Shares. Shares of Class B Common Stock shall initially be issued pursuant to the reclassification described in Article IV(C). Additional shares of Class B Common Stock shall not be issued unless (i) there are simultaneously issued that number of shares of Class A Common Stock as shall be necessary to maintain, immediately following such issuance, the same proportionate equity ownership by the two classes as existed immediately prior to such issuance, or (ii) such shares are issued in connection with a stock split, stock dividend or other reclassification that complies with Article III
(H) or the exception thereto, or (iii) holders of the Class A Common Stock, voting as a separate class, and the Class B Common Stock, voting as a separate class, shall have approved such issuance.

     F.   Redemption of Disqualified Holders.

         (1) Except as may otherwise be expressly provided in these Articles with respect to any series of preferred stock, the Corporation may at any time redeem shares of its capital stock from any Disqualified Holder or Holders to the extent that the ownership thereof (i) would constitute a violation of
Section 310 of the Communications Act of 1934, as such Act has been and may be further amended, or any similar or successor federal law or regulation (a "Violation', or (ii) would prevent the Corporation or any subsidiary from holding or materially delay it or any subsidiary in obtaining any governmental license or franchise necessary to conduct any material portion of the Corporation's Business, or materially increase the Corporation's or any subsidiary's cost of obtaining or operating under any such license or franchise (a `Prevention").

         (2) The terms and conditions of any such redemption shall be as follows: (i) The number of shares to be redeemed shall be (a) the minimum number required, in the opinion of the Board of Directors, to remove the Violation or Prevention, as the case may be, plus (b) in the discretion of the Board of Directors, any number of additional shares up to 15% of the number calculated pursuant to clause (a).

                 (ii) The redemption price shall be the Fair Market Value of the Redeemed Shares;

                 (iii) The redemption price shall be paid in cash, Redemption Securities, or any combination thereof as determined by the Board of Directors;

                 (iv) The shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof selection by lot, or selection in any other manner determined by the Board of Directors;

                 (v) At least 20 days' written notice of the Redemption
Date shall be given to the record holders of the shares selected to be redeemed provided, however, that only 10 days' written notice of the Redemption Date shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them on and after the Redemption Date upon surrender of the stock certificates for their shares to be redeemed; and

                 (vi) From and after the Redemption Date, any and all rights of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) with respect to the shares selected for redemption shall cease and terminate and such Disqualified Holders thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption.

     The Board of Directors may impose other terms and conditions not inconsistent with the foregoing.

          (3)    For purposes of this Article 111(F):

                 (i) "Business" means the wireless communications business including (but without limitation) cellular, paging and personal communications service. The foregoing description does not limit the generality of Article 11

                 (ii) "Disqualified Holder" shall mean any holder of capital stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of capital stock of the Corporation by any other holder or holders would, in the opinion of the Board of Directors, be a Violation or a Prevention.

                 (iii) "Fair Market value" of a share of the Corporation's stock of any class or series shall mean the average of the closing prices for such a share on its principal trading market for each of the ton trading days ending on the day preceding the day on which notice of redemption shall be given; provided, however, that if shares of stock of such class or series are not traded on any securities exchange registered under the Securities Exchange Act of 1934 and are not quoted in the NASDAQ National Market, "Fair Market Value" shall be the fair market value as of such day as determined by the Board of Directors in good faith. Notwithstanding the foregoing, shares of Class B Common Stock shall be deemed to have the same "Fair Market Value" as an equivalent number of shares of Class A Common Stock.

                 (iv) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of shares pursuant to this Article III (F).

                 (v) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or affiliates or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a fm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given, at least equal to the redemption price required to be paid.

          (4) The Corporation may assign in whole or in part its redemption rights under this Article 111(F) to any third party, in whose hands such rights shall become an option to purchase the shares on the same terms and conditions as the Corporation's right of redemption.

          (5) Notices of redemption shall be deemed to have been given at the time deposited in the United States mail, certified or registered with return receipt requested, properly addressed and postage prepaid. Time periods that run from such notices shall commence on the first day after notice is given.


     G. Restoration. Shares of Class A or Class B Common Stock that have converted into the other Class shall be restored to authorized but unissued shares.

     H. Reclassifications. No split, reverse split, stock dividend or other reclassification of the Class A Common Stock shall be effected unless a simultaneous and equivalent split, reverse split, stock dividend, or other reclassification of the Class B Common Stock is effected, and vice versa, except in either case for a stock split, reverse stock split and/or stock dividend that is effected in accordance with Section 7 of the Agreement and Plan of Reorganization dated an of September 19, 1996 (the "Plan"), among the Corporation and other corporate parties, for the purpose of maintaining, immediately following any issuance of additional shares of Class B Common Stock pursuant to the adjustment provisions of Section 7 of the Plan, the same proportionate equity ownership by the Class A Common Stock and Class B Common Stock as existed immediately prior to such issuance of additional Shares of Class B Common Stock.

     I. Dividends. No stock dividend on the Common Stock may be paid in any shares other than shares of the class to which the stock dividend pertains. Subject to the preceding sentence, any dividends declared, whether in cash, shares or other property, shall be paid equally to the holders of Class A Common Stock and Class B Common Stock, on a share-for-share basis; and in the same property.

    J. No Preemptive Rights. Shareholders shall not have any preemptive rights.

                                  Article IV
                                Capital Stock:
                   Class B. Common Stock Special Provisions

    A. Qualified Holders. Class B Common Stock may be held only by the following holders (each of which is a "Qualified Holder"):

        (i) Persons and entities who receive Class B Common Stock (a) in connection with the reclassification referred to in Article IV(C), or (b) as a distribution from any such entity which received Class B Common Stock in connection with the reclassification referred to in Article IV(C) (each such person or entity is hereinafter referred to as a "Founder"),

        (ii) Any natural person who is a descendent (including by adoption) of a Founder;

        (iii) Any trustee or other fiduciary, but only if and so long as the sole beneficial owners of the shares are one or more Qualified Holders;

        (iv) Any corporation that is not a Founder, if the entire capital stock thereof is owned by any one or more Qualified Holders; and

        (v) Any partnership or limited liability company that is not a Founder, whose sole partners or owners are one or more Qualified Holders;

        (vi) Any person or entity which is designated a Qualified Holder in accordance with the following paragraph.

        If a Qualified Holder ceases to be such (as would, for example, a corporation that is not a Founder some of whose stock is transferred by a Qualified Holder to a non-Qualified Holder) then the shares of Class B Common Stock owned by the former Qualified Holder shall be offered to the remaining Qualified Holders and the Corporation according to the procedures of Article IV(B), except that the "option period" described therein shall not terminate until forty-five days after written notice of the cessation has been given by the former Qualified Holder or any other Qualified Holders to the Corporation and further except that the "market value per share" shall be the lesser of that existing at the time of the cessation or that exiting at the time of such written notice. Any such shares not purchased by the remaining Qualified Holders or the Corporation shall be automatically converted into Class A Common Stock on a share-for-share basis and such converted shares shall be subject to the limitations of Article IV(b)(7). Notwithstanding the foregoing, such unpurchased shares shall not be converted into Class A Common Stock if, within 30 days after the end of the Option Period, the holder is designated a "Qualified Holder" by holders of a majority of the Class B Common Stock then outstanding, in which even the unpurchased shares shall remain Class B Common Stock and shall continue to be subject to Article IV. A Qualified Holder who is a natural person does not cease to be a Qualified Holder by reason of such person's death, but the transfer of such deceased person's Class B Common Stock is subject to the restrictions of
Article IV(B).

    B.  Transfer Restrictions.

        (1) No sale, assignment, exchange, transfer, donation, or other disposition of Class B Common Stock shall be made except (a) to a Qualified Holder or Holders, (b) pursuant to any merger, consolidation, share exchange, or disposition of all or substantially all of the Corporation's assets that is approved in the manner provided in Article X(A), or (c) in accordance with the offer and conversion procedures of this Article IV(B). Any transfer in violation of the preceding sentence shall be void and the Corporation shall be under no obligation to transfer such shares on its books, pay dividends to the transferee, or otherwise regard the transferee thereof as a shareholder.

        (2) If any shareholder ("Offering Holder") desires to sell, assign, exchange, transfer, donate, or otherwise dispose of shares of Class B Common Stock otherwise than a Qualified Holder or Holders ("Offered Shares"), he shall first give written notice thereof (the "Offer Notice") to the Corporation by overnight or hand delivery and by registered mail, return receipt requested, in each case sent or delivered to its registered office in Louisiana to the attention of its Secretary. The Offer Notice must state the name and street address (which need not be the record address) of the Offering Holder, the number of Offered Shares, a description of the proposed sale, assignment, exchange, transfer, donation or other disposition thereof, and the Offering Holder's calculation of the "market value per share" (defined below) as of the day immediately preceding the date on which the Offer Notice is given (the "Strike Price"). Upon receipt of such notice, the Corporation shall promptly send a copy to all other Qualified Holders of Class B Common Stock. For the "Option Period" specified below, such other Qualified Holders ("Optionees") shall have the option to purchase all or any portion of the Offered Shares from the Offering Holder at the "Option Price", which, for each Optionee, shall mean the market value per share as of the day prior to the date on which such Optionee gives the notice of acceptance referred to below. Each Optionee may exercise the option by giving during the Option Period a notice of acceptance (the "Acceptance Notice") that includes the name of the Optionee, the Optionee's street address (which need not be the record address), the number of Offered Shares which the Optionee desires to purchase (which number is subject to allocation as described below), and the Optionee's calculation of the "Option Price" that is applicable to such Optionee. The Strike Price calculated by the offering Holder and the Option Price calculated by the Optionee shall be subject to verification by the other of them. The Acceptance Notice shall be given to the Corporation in the same manner to the Offering Holder at such Holder's address as set forth in the Offer Notice. If the total number of shares subscribed for by the Optionees in their Acceptance Notices exceeds the number of Offered Shares, the excess shall be allocated among the Optionees in proportion to their respective subscriptions. If the total number of shares subscribed for by the Optionees is less than the number of Offered Shares, then for five days following the Option Period (the "Extended Option Period") the Corporation (which for this purpose shall be considered an Optionee) shall have the option to purchase all or any portion of the unpurchased shares at the "Option Price" applicable to it. The Option Period begins on the date on which the Offering Holder gives notice to the Corporation, and its duration depends on the "Offer Magnitude", which means the product of (a) the Strike Price, times (b) the number of shares being offered by the Offering Holder plus the number of shares, if any, offered by the Offering Holder during the 3-month period that immediately precedes the Option Period (which number shall be appropriately adjusted to reflected any subsequent stock splits or stock dividends), in each case including shares as to which the offer may have been or may subsequently be withdrawn as aforesaid. The Option Period shall be
(i) 10 days if the Offer Magnitude is less than $100,000; (ii) 20 days if the Offer Magnitude is at least $100,000 but less than $250,000; and (iii) 30 days if the Offer Magnitude is $250,000 or more.

         (3) For purposes of this Article IV(B), the "market value per share" shall mean the average of the closing prices of one share of Class A Common Stock on its principal trading market for each of the ten trading days ending on the day as of which market value per share is to be determined or, if shares of Class A Common Stock are not then traded in any public market, then "market value per share" shall be the book value per share of Common Stock as of the month-end immediately preceding the day as of which market value per share is to be determined, as calculated and reported by the Corporation's independent accountants.

         (4) The closing ("Option Closing") of each purchase pursuant to an option in accordance with Article IV(B) shall occur at the Corporation's registered office in Louisiana, at 1:00 p.m. on the third business day following the last day of the Option Period (or, if there is an Extended Option Period, the last day thereof), except that if the Corporation is the purchaser the closing of its purchase shall be at such place and time on the 10th day following its exercise of the option (or if such 10th day is not a business day, then on the first business day thereafter). The purchase price shall be paid at the Option Closing in cash, by wire transfer of funds or official bank check, unless the Offering Holder and the Optionee shall otherwise agree. Notwithstanding the foregoing, if the Strike Price exceeds by more than 5% of the Option Price of an Optionee, the Offering Holder may by a notice of withdrawal (the "Withdrawal Notice") withdraw from its offer the shares allocated or to be allocated to such Optionee unless such Optionee (or any other Optionee) agrees by the time of the Option Closing that the Option Price of such Optionee shall be increased to the Strike Price. The Withdrawal Notice must be given by the earlier of (i) the third business day following the date on which the Acceptance Notice is given or (ii) the time of the Option Closing. Shares so withdrawn shall be considered Offered Shares until withdrawn, but no reallocation of the Offered Shares among Optionees shall occur by reason of such withdrawal except to the extent that other Optionees agree to purchase at the Strike Price the shares otherwise withdrawn.

         (5) Any of the Offered Shares not purchased by the Optionees or by the Corporation (other than any withdrawn by a Withdrawal Notice or not purchased due to any title defect or fault of or attributable to the holder) may be converted by the holder to Class A Common Stock, and such holder may for a period of 90 days (180 days of the Offer Notice states that the shares are to be sold in the public market and they are indeed so sold) following the expiration of the Extended Option Period sell, assign, exchange, transfer, donate or otherwise dispose of such converted shares (but not the shares of Class B Common Stock) in the public market (subject to Article IV(B)(7)) or otherwise, but if disposed of otherwise than in the public market then the price may not exceed the Strike Price except that if a proposed transaction is described in the Offer Notice and involves a consideration (which may be based on a formula involving market prices) that is described with specificity therein, then such transaction may be consummated for such consideration even if it exceeds the Strike Price. Any of such converted shares that have not been sold, assigned, exchanged, transferred, donated or otherwise disposed of as permitted by Article IV(B) shall, at the expiration of the 90-day (or 180-day, as the case may be) period referred to above, automatically reconvert, on a share-for-are basis, into shares of Class B Common Stock.

         (6) This Article IV(B) shall not apply to any bona fide pledge or hypothecation of shares to secure an obligation of the holder. If such a holder subsequently defaults on such obligation, the creditor, before enforcing any of its rights with respect to such shares, shall follow the same procedure as the holder would have been required to follow to sell the shares and shall be permitted to sell the shares only as and to the same extent the shareholder would be permitted to do so under this Article IV(B).

         (7) Shares of Class A Common Stock that are issued upon conversion of Class B Common Stock by a holder thereof pursuant to this Article IV may not be sold by such holder in the public market if such sale would cause the number of such shares that have been sold in the public market by such holder and such holder's affiliates (and any other holder(s) acting in concert with them) during the three-month period ending on the date of such sale to exceed one percent of the total number of shares of Class A Common Stock outstanding on such date, unless holders of at least a majority of the Class B Common Stock outstanding on such date, unless holders of at least a majority of the Class B Common Stock have consented to such sale or such sale is pursuant to a public offering on a firm underwriting basis. In making this calculation, appropriate adjustments shall be made for all stock splits and stock dividends.

     C. Reclassification. The shares (including fractional shares) of the Corporation's common stock, par value $50.00 per share ("Old Common Stock"), outstanding on the effective date of these Amended and Restated Articles of Incorporation are reclassified on such effective date into shares of Class B Common Stock at the rate of 16,643.034544 (sixteen thousand six hundred forty-three and 34,544 one-hundred-thousandths) shares of Class B Common Stock for each full share of Old Common Stock and a proportionate number of shares of Class B Common Stock for each fractional share of Old Common Stock. Following such reclassification the Corporation shall not issue fractional shares and any fraction of a share of Class B Common Stock to which a holder of Old Common Stock would otherwise have been entitled shall be cancelled without payment to such holder.

    D. Certificate Legend. Each certificate representing shares of Common Stock that are subject to Article IV shall bear a legend making reference to
Article IV.

                                   Article V
                                   Directors

    A. Number. The number of Directors constituting the full Board of Directors shall be the greater of (a) three; (b) the number set forth in the By-Laws of the Corporation from time to time (but no decrease in such number shall shorten the term of an incumbent director); and (c) the number that is two times the sum of (i) one, plus (ii) the number of Directors which preferred stock is entitled to elect ("Preferred Directors").

    B. Quorum. A quorum of Directors shall consist of a majority of the number of Directors constituting the full Board of Directors.

    C. Proxies. Any Director who is absent from a meeting of the board or any committee thereof may be represented by any other Director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent Director.

    D. Classification. The Board of Directors shall be divided, with respect to the time during which they shall hold office, into three classes as nearly equal in number as possible, with the initial term of office of the Class I directors expiring at the annual meeting of shareholders to be held in 1998, of the Class II directors expiring at the next succeeding annual meeting of shareholders, and of the Class III directors expiring at the second succeeding annual meeting, with all such directors to hold office until their successors are elected and qualified. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

    E. Vacancies. Any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of Directors, from the removal of a Director or from a failure of the shareholders to elect the full number of authorized Directors) may be filled as follows: if the vacant position is that of a Preferred Director, the vacancy may be filled as provided elsewhere in these Articles or, if not so provided, then by vote of a majority of the remaining Preferred Directors even though not constituting a quorum of the full Board of Directors. If the vacant position is other than that of a Preferred Director, the vacancy may be filled by vote of a majority of the remaining Directors even if not constituting a quorum of the full Board of Directors, or, if such remaining Directors have not theretofore acted, by the holders of Common Stock at any annual or special meeting of shareholders.

    F. Removal. A Director may be removed at any time, with or without cause, but only by the vote of a majority of the shares that would be entitled to elect the successor to the removed director.

                                  Article VI
                   Limitation of Liability; Indemnification

    A. Limitation of Liability. No director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his or her fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director of officer for (1) any breach of the director's or officer's duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distributions of the Corporation's assets to, or redemption or repurchase of the Corporation's shares from, shareholders of the Corporation, under and to the extent provided in LBCL Section 92(D); or (4) any transaction from which the director or officer derived an improper personal benefit.

     B. Authorization of Further Actions. The Board of Directors may (1) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article to the full extent permitted by law, (2) adopt By-Laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers and other persons (including, without limitation, directors and officers of the Corporation's direct and indirect subsidiaries) to the full extent permitted by law, and (3) cause the Corporation to exercise the powers set forth in LBCL Section 83(F), notwithstanding that some or all off the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such By-Laws or resolutions or the exercise of such powers.

    C. Subsidiaries. The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing, notwithstanding that some or all of the directors of the Corporation are also directors or officers of such subsidiaries.

    D. Amendment of Article VI. Any amendment or repeal of this Article shall not adversely affect any elimination or limitation of liability or any right to indemnification under this Article with respect to any action or inaction occurring prior to the time of such amendment or repeal.

                                  Article VII
                            Meetings of Shareholders

    A. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called in any manner set forth in the By-Laws. In addition, at any time, upon the written request of any shareholder or group of shareholders holding in the aggregate at least (i) 60% of the total voting power of any series or class, the Secretary of the Corporation shall call a special meeting of shareholders of such series or class, or (ii) 60% of the total voting power of the Corporation, the Secretary of the Corporation shall call a special meeting of all shareholders of the Corporation. Any such special meeting shall be held at the registered office of the Corporation at such time as the Secretary may fix, not less than 15 nor more than 60 days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such requests must state the specific purpose or purposes of the proposed special meeting, and the business to be conducted thereat shall be limited to such purpose or purposes. Except as set forth in this Article VII, shareholders of the Corporation shall not have the right to call or have called special meetings of the shareholders.

    B. Written Consents. Whenever by any provision of law, these Articles, or the Corporation's By-Laws, the affirmative vote of holders of Class A Common Stock and Class D Common Stock, voting together as a single class,is required to authorize or constitute corporate action, the consent in writing to such corporate action signed by holders that proportion of the total votes of the Class A Common Stock and Class B Common Stock on the question which is required by these Articles or by law, whichever requirement is higher, shall be sufficient, without necessity for a meeting of holders of the Class A Common Stock and Class B Common Stock. Whenever by any provision of law, these Articles, or the Corporation's By-Laws, the affirmative vote of holders of Class B Common Stock, voting as a separate class, is required to authorize or constitute corporate action, the consent in writing to such corporate action signed by holders holding that proportion of the total votes of the Class B Common Stock on the question which is required by these Articles or by law, whichever requirement is higher, shall be sufficient, without necessity for a meeting of holders of the Class B Common Stock.

    C. Quorum. A majority of the total votes of any class of Common Stock or any series of preferred stock shall constitute a quorum with respect to any matter requiring a vote of such class or series. A majority of the total votes of any classes and/or series entitled to vote together as if a single class shall constitute a quorum with respect to any matter requiring a vote of any such classes and/or series voting as if a single class.

                                 Article VIII
                                   Reversion

    Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, however, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the person or entity who or which would be entitled thereto had such reversion not occurred.

                                  Article IX
                                    By-Laws

    A. Adoption, Amendment and Repeal. By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors, subject to any power granted by the LBCL to shareholders to change or repeal any By-Laws so adopted or amended, which power (if granted by the LBCL) may only be exercised at any annual or special meeting of shareholders, the notice of which expressly states that the proposed change or repeal is to be considered at the meeting.

     B. New Matters. Any purported amendment to the By-Laws which would add thereto a matter not covered in the By-Laws prior to such purported amendment shall be deemed to constitute the adoption of a By-Law provision and not an amendment to the By-Laws.


                                   ARTICLE X
                VOTE ON CERTAIN TRANSACTIONS AND AMENDMENTS TO
                           ARTICLES OF INCORPORATION

     A. Vote Required for Shareholder Action. If the Board of Directors has in advance approved and/or recommended any proposal presented to the shareholders, including but not limited to a proposal to approve a merger, consolidation, share exchange, disposition of all or substantially all of the Corporation's assets, dissolution or any amendment to these Articles of Incorporation, by the affirmative vote of three-fourths of the number of Directors constituting the full Board of Directors, then, in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles, the affirmative vote of holders of at least a majority of the voting power present, with all classes and series voting together as if a single class, shall be required to approve such proposal. Otherwise, the affirmative vote of holders of at least 66% of the total voting power, with all classes and series voting together as if a single class, shall be required to constitute shareholder approval of such proposal, in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles. If a special vote of any class or series of shares is required under Section 31(C) of the LBCL (or any successor provisions) to amend the Articles of Incorporation, the requisite vote shall be the affirmative holders of at least a majority of the voting power present of such class of series.

     B. Business Combinations and Control Share Acquisitions. The provisions of LBCL Sections 132 through 134 (as the same may hereafter be amended) shall not apply to the Corporation. The provisions of LBCL Sections 135 through 140.2 (as the same may hereafter be amended) shall not apply to control share acquisitions of shares of the Corporation.


                                          /s/ William L. Henning, Jr.
                                          -------------------------------------
                                          William L. Henning, Jr.
                                          President


                                          /s/ Thomas G. Henning
                                          -------------------------------------
                                          Thomas G. Henning
                                          Secretary

                                ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU


    BEFORE ME, the undersigned authority personally came and appeared William L. Henning, Jr. and Thomas G. Henning to me known to be persons who signed the foregoing instrument as President and Secretary, respectively, of Mercury, Inc. and who, having been duly sworn, acknowledged and declared in the presence of the witnesses whose names are subscribed below, that they signed that instrument of their free act and deed for the purposes mentioned therein.

    IN WITNESS WHEREOF, the appearers and witnesses and I have signed below on this 16th day of January, 1997.


WITNESSES:


/s/ Carolyn Nuniz                             /s/ William L. Henning, Jr
----------------------------                  ---------------------------------
Carolyn Nuniz                                 William L. Henning, Jr., President


/s/ Sheila King                               /s/ Thomas G. Henning
----------------------------                  ---------------------------------
Sheila King                                   Thomas G. Henning, Secretary


/s/ Carolyn Nuniz
----------------------------
Carolyn Nuniz


/s/ Sheila King
----------------------------
Sheila King

                             /s/ Marty J. Meche
                        ------------------------------
                                   Signature


                                 MARTY J. MECHE
                        ------------------------------
                                  Print Name



                                 NOTARY PUBLIC

My Commission Expires:

 Lifetime Commission

                         ARTICLES OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION OF
                                US UNWIRED INC.

    US Unwired Inc. (the "Corporation"), through its undersigned President and Secretary, hereby certifies that:

1. Amendments to Articles. Amendments to the Articles of Incorporation, as previously amended (the "Articles"), of the Corporation were duly adopted by the shareholders of the Corporation by Written Consent of such shareholders, executed as of January 31, 1997 by holders of 10,958,133 shares (or 97.40%) of the 11,250,000 total outstanding shares of Class B voting common stock, $0.1 par value, said class being the only class or series of capital stock outstanding. The Articles permit shareholder action by written consent of the proportion of the voting power of the Corporation as is required to take such action. Said Written Consent amends Article IV(A) of the Articles, to read in its entirety as follows:

                                  "Article IV
                                Capital Stock:
                    Class B Common Stock Special Provisions

    A. Qualified Holders. Class B Common Stock may be held only by the following holders (each of which is a "Qualified Holder"):

         (i) Persons and entities who receive Class B Common Stock (a) in connection with the reclassification referred to in Article IV(C), or (b) as a distribution from any such entity which received Class B Common Stock in connection with the reclassification referred to in Article IV(C)(each such person or entity is hereinafter referred to as a "Founder"),

         (ii)  Any natural person who is;

               (a)  a descendent (including by adoption) of a founder; and

               (b)  the spouse or surviving spouse of a Qualified Holder.

         (iii) Any trustee or other fiduciary, but only if and so long as the sole beneficial owners of the shares are one or more Qualified Holders;

         (iv) Any corporation that is not a Founder, if the entire capital stock thereof is owned by any one or more Qualified Holders; and

         (v) Any partnership or limited liability company that is not a Founder, whose sole or owners are one or more Qualified Holders.

         (vi) Any person or entity which is designed a Qualified Holder in accordance with the following paragraph.

         (vii) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 (or any succeeding provision).

         If a Qualified Holder ceases to be such (as would, for example, a corporation that is not a Founder some of whose stock is transferred by a Qualified Holder to a non-Qualified Holder, or a natural person who has been a Qualified Holder solely by virtue of being the spouse of a Qualified Holder but who becomes divorced from such Qualified Holder shall be offered to the remaining Qualified Holders and the Corporation according to the procedures of
Article IV(B), except that the "option period" described therein shall not terminate until forty-five days after written notice of the cessation has been given by the former Qualified Holder or any other Qualified Holder to the Corporation and further except that the "market value per share" shall be the lesser of that existing at the time of the cessation or that existing at the time of such written notice. Any such shares not purchased by the remaining Qualified Holders or the Corporation shall be automatically converted into Class A Common Stock on a share-for-share basis and such converted shares shall be subject to the limitations of Article (IV(B)(7). Notwithstanding the foregoing, such unpurchased shares shall not be converted into Class A Common Stock if, within 30 days after the end of the Option Period, the holder is designated a "Qualified Holder" by holders of a majority of the Class B Common Stock then outstanding, in which event the unpurchased shares shall remain Class B Common Stock and shall continue to be subject to Article IV. A Qualified Holder who is a natural person does not cease to be a Qualified Holder by reason of such person's death, but the transfer of such deceased person's Class B Common Stock is subject to the restrictions of Article IV(B)."


                                                   /s/ Robert Piper
                                                   -----------------------------
                                                    Robert Piper
                                                    President



                                                   /s/ Thomas G. Henning
                                                   -----------------------------
                                                    Secretary

                                ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU


    BEFORE ME, the undersigned authority personally came and appeared Robert Piper and Thomas G. Henning to me known to be the persons who signed the foregoing instrument as President and Secretary, respectively, of US Unwired Inc. and who, having been duly sworn, acknowledged and declared in the presence of the witnesses whose names are subscribed below, that they signed that instrument of their free act and deed for the purposes mentioned therein.

    IN WITNESS WHEREOF, the appearers and witnesses and I have signed below on this 6th day of February, 1997.


WITNESSES:


/s/ Sheila King                               /s/ Robert Piper,
----------------------------                  ---------------------------------
Sheila King                                   Robert Piper, President


/s/ Carolyn Nuniz                             /s/ Thomas G. Henning
----------------------------                  ---------------------------------
Carolyn Nuniz                                 Thomas G. Henning, Secretary


/s/ Amy Durkin
----------------------------
Amy Durkin


/s/ Scott J. LeBato
----------------------------
Scott J. BeBato

                             /s/ Marty J. Meche
                        ------------------------------
                                   Signature


                                 MARTY J. MECHE
                        ------------------------------
                                  Print Name



                                 NOTARY PUBLIC

My Commission Expires:

/s/ At Death
----------------------

STATE OF LOUISIANA

PARISH OF CALCASIEU

                       CERTIFICATE OF CORRECTION OF THE
                   ARTICLES OF AMENDMENT TO THE ARTICLES OF
                   INCORPORATION OF MERCURY, INC. (CHANGING
                   THE CORPORATION NAME TO US UNWIRED INC.)

     US Unwired Inc., formerly Mercury, Inc., (the "Corporation") through its undersigned President and Secretary, hereby certify as follows:

1. On January 21, 1997 an Amendment to Articles of Incorporation of MERCURY, INC. ("Amendment") changing the corporate name to US UNWIRED INC. was filed and recorded with the Office of the Secretary of State, State of Louisiana.

2. The Amendment contains a clerical error on page 13, Article X, Paragraph A, in the second sentence which reads in pertinent part:

     "Otherwise, the affirmative vote of holders of at least 66__% of the total voting power, " (clerical error highlighted in bold)

     when in fact the above mentioned pertinent part of the second sentence should have read as follows:

     "Otherwise, the affirmative vote of holders of at least 66 2/3% of the total voting power," (correction highlighted in bold).

3. Thus, page 13, Article X, Paragraph A, second sentence of the Amendment is to be corrected by replacing page 13 containing the incorrect percentage therein of "66__" with the attached page 13 containing the correct percentage of "66 2/3".

4. The Amendment, with inclusion of the above and foregoing correction, is a full, true and complete copy of the Amendment approved by vote of the shareholders holding 100% of the total voting power of the Corporation and adopted pursuant to the Corporation's Articles of Incorporation and Section 31 of the Louisiana Business Corporation Law, amendments to the Articles of Incorporation, as previously amended.


                                        /s/ ROBERT PIPER
                                        -----------------------------
                                        ROBERT PIPER
                                        PRESIDENT


                                        /s/ THOMAS G. HENNING
                                        -----------------------------
                                        THOMAS G. HENNING
                                        SECRETARY

                                ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU

     BEFORE ME, the undersigned authority personally came and appeared Robert Piper and Thomas G. Henning to me known to be the persons who signed the foregoing instrument as President and Secretary, respectively, of US Unwired Inc. and who, having been duly sworn, acknowledged and declared in the presence of the witnesses whose names are subscribed below, that they signed that instrument of their free act and deed for the purposes mentioned therein.

     IN WITNESS WHEREOF, the appearers and witnesses and I have signed below on this 11th day of February, 1997.

WITNESSES:


/s/ Amy M. Durkin                       /s/ Robert Piper
---------------------------             --------------------------------
                                        Robert Piper, President
/s/ Tamalyn Handry
---------------------------

/s/ ?????????????????                   /s/ Thomas G. Henning
---------------------------             --------------------------------
                                        Thomas G. Henning, Secretary
/s/ Denise L. Chandler
---------------------------

                                /s/ Sandra Daly
                            ----------------------
                                 NOTARY PUBLIC

My Commission Expires: lifetime commission of which expressly states that the proposed change or repeal is to be considered at the meeting.

        B. New Matters. Any purported amendment to the By-Laws which would add thereto a matter not covered in the By-Laws prior to such purported amendment shall be deemed to constitute the adoption of a By-Law provision and not an amendment to the By-Laws.

                                   ARTICLE X
                VOTE ON CERTAIN TRANSACTIONS AND AMENDMENTS TO
                           ARTICLES OF INCORPORATION

        A. Vote Required for Shareholder Action. If the Board of Directors has in advance approved and/or recommended any proposal presented to the shareholders, including but not limited to a proposal to approve a merger, consolidation, share exchange, disposition of all or substantially all of the Corporation's assets, dissolution or any amendment to these Articles of Incorporation, by the affirmative vote of three-fourths of the number of Directors constituting the full Board of Directors, then, in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles, the affirmative vote of holders of at least a majority of the voting power present, with all classes and series voting of holders of at least a majority of the voting power present, with all classes and series voting together as if a single class, shall be required to approve such proposal. Otherwise, the affirmative vote of holders of at least 66 2/3% of the total voting power, with all classes and series voting together as if a single class, shall be required to constitute shareholder approval of such proposal, in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles. If a special vote of any class or series of shares is required under Section 31(C) of the LBCL (or any successor provisions) to amend the Articles of Incorporation, the requisite vote shall be the affirmative vote of holders of at least a majority of the voting power present of such class or series.

        B. Business Combinations and Control Share Acquisitions. The provisions of LBCL Sections 132 through 134 (as the same may hereafter be amended) shall not apply to the Corporation. The provisions of LBCL Sections 135 through 140.2 (as the same may hereafter be amended) shall not apply to control share acquisitions of shares of the Corporation.


                                        /s/ William L. Henning, Jr.
                                        -----------------------------------
                                        WILLIAM L. HENNING, JR.
                                        PRESIDENT


                                        /s/ Thomas G. Henning
                                        -----------------------------------
                                        THOMAS G. HENNING
                                        SECRETARY

                             CERTIFICATE OF MERGER
                                BY AND BETWEEN
              US UNWIRED INC., MERCURY CELLULAR TELEPHONE COMPANY
                                      AND
                  MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY

        Pursuant to La. R.S. 12:112 G(b), the corporations described herein, desiring to effect a merger, set forth the following facts:

                                   ARTICLE I

        The name of the corporation surviving the merger is: US Unwired Inc.

        The names of the corporations not surviving the merger are: (a) Mercury Cellular Telephone Company and (b) Mississippi One Cellular Telephone Company.

                                  ARTICLE II

        The resolutions adopted on June 23, 1998 of the Board of Directors of US Unwired Inc. effecting the merger is attached hereto as Exhibit A, the resolutions adopted on June 23, 1997 of the Board of Directors of Mercury Cellular Telephone Company effecting the merger is attached hereto as Exhibit B and the resolutions adopted on June 23, 1997 of the Board of Directors of Mississippi One Cellular Telephone Company effecting the merger is attached hereto as Exhibit C.

                                  ARTICLE III

        The number and ownership of shares of the Merging Corporation is as follows:

        Name                              Outstanding Shares     Owner             % Ownership
        ----                              ------------------     -----             -----------
        Mercury Cellular Telephone
        Company                           12,818 Common Shares   US Unwired Inc.     100%
        Mississippi One Cellular
        Telephone Company                367,658 Common Shares   US Unwired Inc.     100%

                                                            ARTICLE IV

        This Certificate of Merger will be effective upon filing with the Secretary of State of the State of Louisiana.

        IN WITNESS WHEREOF, the undersigned being the President and Secretaries of US Unwired, Inc., Mercury Cellular Telephone Company and Mississippi One Cellular Telephone Company, execute this Certificate of Merger and verify, subject to the penalties of perjury that the statements contained herein are true and accurate, this 27th day of June, 1997.

WITNESSES:


/s/ Shelia King                         /s/ Robert Piper
------------------------------          ------------------------------
*******************                     ROBERT PIPER, President
                                        US Unwired Inc.


/s/ Shelia King                         /s/ Robert Piper
------------------------------          ------------------------------
*******************                     ROBERT PIPER, President
                                        Mercury Cellular Telephone Company


/s/ Shelia King                         /s/ Thomas G. Henning
------------------------------          ------------------------------
*******************                     THOMAS G. HENNING, President
                                        Mississippi One Cellular Telephone
                                        Company


/s/ Shelia King                         /s/ Thomas G. Henning
------------------------------          ------------------------------
*******************                     THOMAS G. HENNING, Secretary
                                        US Unwired Inc.


/s/ Shelia King                         /s/ Thomas G. Henning
------------------------------          ------------------------------
*******************                     THOMAS G. HENNING, Secretary
                                        Mercury Cellular Telephone Company


/s/ Shelia King                         /s/ Robert Piper
------------------------------          ------------------------------
*******************                     ROBERT PIPER, Secretary
                                        Mississippi One Cellular Telephone
                                        Company

                                ACKNOWLEDGEMENT
                                      OF
                      MERCURY CELLULAR TELEPHONE COMPANY


STATE OF LOUISIANA

PARISH OF CALCASIEU

        BEFORE ME, the undersigned authority, personally came and appeared Robert Piper and Thomas G. Henning, who, being duly sworn, declared and acknowledged before me that they are the President and Secretary, respectively, of Mercury Cellular Telephone Company and that in such capacity each was duly authorized to and did execute the foregoing Certificate of Merger on behalf of such Corporation, for the purposes therein expressed and as their and such Corporation's free act and deed.


                                        /s/ Robert Piper
                                        -------------------------------
                                        ROBERT PIPER, Appearer


                                        /s/ Thomas G. Henning
                                        -------------------------------
                                        THOMAS G. HENNING, Apearer

        SWORN TO AND SUBSCRIBED before me this 27th day of June, 1997.


                               /s/ Carolyn Nunez
                               -----------------
                                 NOTARY PUBLIC

                                ACKNOWLEDGEMENT
                                      OF
                  MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY


STATE OF LOUISIANA

PARISH OF CALCASIEU

        BEFORE ME, the undersigned authority, personally came and appeared Thomas G. Henning and Robert Piper, who, being duly sworn, declared and acknowledged before me that they are the President and Secretary, respectively, of Mississippi One Cellular Telephone Company and that in such capacity each was duly authorized to and did execute the foregoing Certificate of Merger on behalf of such Corporation, for the purposes therein expressed and ad their and such Corporation's free act and deed.


                                        /s/ Thomas G. Henning
                                        -------------------------------
                                        THOMAS G. HENNING, Appearer


                                        /s/ Robert Piper
                                        -------------------------------
                                        ROBERT PIPER, Apearer

        SWORN TO AND SUBSCRIBED before me this 27th day of June, 1997.


                               /s/ Carolyn Nunez
                               -----------------
                                 NOTARY PUBLIC



My Commission Expires: Lifetime

                                ACKNOWLEDGEMENT
                                      OF
                         US UNWIRED TELEPHONE COMPANY


STATE OF LOUISIANA

PARISH OF CALCASIEU

        BEFORE ME, the undersigned authority, personally came and appeared Robert Piper and Thomas G. Henning, who, being duly sworn, declared and acknowledged before me that they are the President and Secretary, respectively, of US Unwired Inc. and that in such capacity each was duly authorized to and did execute the foregoing Certificate of Merger on behalf of such Corporation, for the purposes therein expressed and ad their and such Corporation's free act and deed.


                                        /s/ Robert Piper
                                        -------------------------------
                                        ROBERT PIPER, Apearer


                                        /s/ Thomas G. Henning
                                        -------------------------------
                                        THOMAS G. HENNING, Appearer


        SWORN TO AND SUBSCRIBED before me this 27th day of June, 1997.


                               /s/ Carolyn Nunez
                               -----------------
                                 NOTARY PUBLIC



My Commission Expires: Lifetime